Exhibit 99.2

AFFINITY BANCORP, INC.

PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD                     , 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints [                    ] and [                    ], and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Affinity Bancorp, Inc. common stock that the undersigned shareholder may be entitled to vote at the special meeting of shareholders of Affinity Bancorp, Inc. (“Affinity”) to be held                    , at             [a.m.], local time, and at any adjournment or postponement of the special meeting, on the following matters, and upon any matters which may properly come before the special meeting. The board of directors recommends a vote FOR proposals 1 and 2 below:

1. Proposal 1: Adoption of the Agreement and Plan of Merger, dated May 23, 2012, by and between First Priority Financial Corp. and Affinity, which provides for, among other things, the merger of Affinity with and into First Priority.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Proposal 2: Approval of a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting and an adjournment or postponement of the special meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND, ON ANY OTHER BUSINESS BROUGHT BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS.

Dated: , 2012
Signature

Signature

Title or Authority (if applicable)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.

RSVP (please check one)

☐	I will not be attending the shareholder meeting.

☐	I will be attending the shareholder meeting.